*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information
Meeting Type: Annual Meeting
THE PANTRY, INC	For holders of: January 20, 2010
Date: March 16,2010 Time: 10:00 AM EST
	Location:	Umstead Hotel and Spa 5 SAS Campus Drive 100 Woodland Pond Cary, North Carolina 27513

You are receiving this communication because you hold shares in the above named company.
This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  Your may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement	2. Annual Report
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:		www.proxyvote.com
2) BY TELEPHONE:		1-800-579-1639
3) BY E-MAIL*:		sendmaterial@proxyvote.com

• If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 02, 2010 to facilitate timely delivery.

How To Vote
Please Choose One of The Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors
	Nominees
01	Terrance M. Marks	02	Robert F. Bernstock	03	Paul L. Brunswick	04	Wilfred A. Finnegan	05	Edwin J. Holman
06	Terry L. McElroy	07	Mark D. Miles	08	Bryan E. Monkhouse	09	Thomas M. Murnane	10	Maria C. Richter

The Board of Directors recommends that you vote FOR the following proposals:

2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the company and its subsidiaries for the fiscal year ending September 30, 2010.

Voting Instructions